UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

1600 Smith Street, HQSCE Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

713-324-2639 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

We filed a press release today announcing that, effective March 29, 2006, Thomas W. Horton has resigned from the company’s board of directors in connection with his being named Chief Financial Officer and Executive Vice President of Finance and Planning at AMR Corp., the parent company of American Airlines.  Mr. Horton was serving in Class III of the company’s board, as well as on the Audit and Human Resources Committees of the board.  A copy of the press release is filed herewith as Exhibit 99.1

As a result of Mr. Horton’s departure from the board, the board has appointed current directors George R. Bravante, Jr. to its Audit Committee and Kim A. Fadel to its Human Resources Committee.

Item	8.01	Other Events
		On April 3, 2006, we issued a press release announcing our March 2006 capacity and traffic performance. The press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.
Item	9.01	Financial Statements and Exhibits.
		99.1 Press Release – Resignation of Mr. Horton 99.2 Press Release – March Traffic

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: April 3, 2006	/s/ Frederick S. Cromer
Frederick S. Cromer Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release – Resignation of Mr. Horton
99.2	Press Release – March Traffic